                                                                   EXHIBIT 10.16




                               ACUITY BRANDS, INC.
                         SENIOR MANAGEMENT BENEFIT PLAN
                       (Effective As Of November 30, 2001)

                               ACUITY BRANDS, INC.
                         SENIOR MANAGEMENT BENEFIT PLAN

                                Table of Contents


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PREAMBLE

ARTICLE I. -- DEFINITIONS.........................................................................................2

   1.1     ANNIVERSARY DATE.......................................................................................2

   1.2     BENEFICIARY............................................................................................2

   1.3     BENEFIT DETERMINATION DATE.............................................................................2

   1.4     COMPANY................................................................................................2

   1.5     COMPENSATION...........................................................................................2

   1.6     COMPENSATION DEFERRAL ELECTION.........................................................................2

   1.7     DEFERRED BENEFIT ACCOUNT...............................................................................3

   1.8     DETERMINATION DATE.....................................................................................3

   1.9     EFFECTIVE DATE.........................................................................................3

   1.10    EMPLOYER...............................................................................................3

   1.11    MOODY'S INTEREST RATE..................................................................................3

   1.12    NORMAL RETIREMENT DATE.................................................................................3

   1.13    PARTICIPANT............................................................................................4

   1.14    PLAN...................................................................................................4

   1.15    PLAN ADMINISTRATOR.....................................................................................4

   1.16    PLAN YEAR..............................................................................................4

   1.17    PRIOR PLAN.............................................................................................4

   1.18    SUBSIDIARY.............................................................................................4

   1.19    TOTAL DISABILITY (OR TOTALLY DISABLED).................................................................4



ARTICLE II. -- ELIGIBILITY AND PARTICIPATION......................................................................5

   2.1     CONDITIONS OF ELIGIBILITY..............................................................................5

                                Table of Contents
                                   (continued)

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   2.2     APPLICATION FOR PARTICIPATION..........................................................................5

   2.3     ADDITIONAL COMPENSATION................................................................................5



ARTICLE III. -- COMPENSATION DEFERRAL.............................................................................5

   3.1     DEFERRAL OF COMPENSATION...............................................................................5

   3.2     ACCOUNTS...............................................................................................7



ARTICLE IV. -- DEFERRED BENEFIT ACCOUNT...........................................................................7

   4.1     DETERMINATION OF ACCOUNT...............................................................................7

   4.2     STATEMENT OF ACCOUNTS..................................................................................8

   4.3     CALCULATION OF INTEREST................................................................................8



ARTICLE V. -- RETIREMENT BENEFITS.................................................................................9

   5.1     NORMAL RETIREMENT BENEFIT..............................................................................9

   5.2     EARLY RETIREMENT BENEFIT...............................................................................9

   5.3     LATER RETIREMENT BENEFIT...............................................................................9

   5.4     DETERMINATION OF RETIREMENT BENEFITS...................................................................9

   5.5     PAYMENT OF RETIREMENT BENEFITS........................................................................10



ARTICLE VI. -- DEATH BENEFITS....................................................................................12

   6.1     PARTICIPANT'S DEATH PRIOR TO RETIREMENT...............................................................12

   6.2     PARTICIPANT'S DEATH FOLLOWING RETIREMENT..............................................................13

   6.3     DETERMINATION OF DEATH BENEFIT........................................................................14

   6.4     DEATH OF BENEFICIARY..................................................................................14



ARTICLE VII. -- TERMINATION BENEFITS.............................................................................15

   7.1     TERMINATION OF EMPLOYMENT.............................................................................15

   7.2     TERMINATION FOR MISCONDUCT............................................................................16

                                Table of Contents
                                   (continued)

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   7.3     PAYMENT OF TERMINATION BENEFITS.......................................................................17

   7.4     DEATH OF PARTICIPANT AFTER TERMINATION................................................................17

   7.5     TERMINATION AFTER EARLY RETIREMENT DATE...............................................................17

   7.6     HARDSHIP..............................................................................................18



ARTICLE VIII. -- DISABILITY......................................................................................18

   8.1     DISABILITY............................................................................................18

   8.2     PAYMENT OF DISABILITY BENEFITS........................................................................19

   8.3     DEATH OF PARTICIPANT AFTER TOTAL DISABILITY...........................................................19



ARTICLE IX. -- PLAN ADMINISTRATION...............................................................................19

   9.1     PLAN ADMINISTRATOR....................................................................................19

   9.2     CLAIM.................................................................................................20

   9.3     DENIAL OF CLAIM.......................................................................................20

   9.4     REVIEW OF CLAIM.......................................................................................20

   9.5     FINAL DECISION........................................................................................21



ARTICLE X. -- PARTICIPANT'S RIGHTS...............................................................................21

   10.1    INELIGIBILITY TO PARTICIPATE IN DEFERRED COMPENSATION PLAN............................................21

   10.2    BENEFITS UNFUNDED.....................................................................................21

   10.3    SPENDTHRIFT PROVISION.................................................................................22

   10.4    PLAN NOT AN EMPLOYMENT AGREEMENT......................................................................22

   10.5    PROTECTIVE PROVISIONS.................................................................................23

   10.6    OFFSET................................................................................................23

   10.7    GUARANTEE OF PERFORMANCE..............................................................................23



ARTICLE XI. -- MISCELLANEOUS.....................................................................................24

   11.1    TERMINATION OF PLAN...................................................................................24

                                Table of Contents
                                   (continued)

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   11.2    CHANGE OF TAX STATUS..................................................................................24

   11.3    AMENDMENTS AND MODIFICATIONS..........................................................................25

   11.4    INUREMENT.............................................................................................25

   11.5    GOVERNING LAW.........................................................................................25



ARTICLE XII. -- CHANGE IN CONTROL................................................................................26

   12.1    CAUSE.................................................................................................26

   12.2    CHANGE IN CONTROL.....................................................................................27

   12.3    TERMINATION OF EMPLOYMENT.............................................................................28

   12.4    AMENDMENT OR TERMINATION..............................................................................28

                               ACUITY BRANDS, INC.
                         SENIOR MANAGEMENT BENEFIT PLAN

                                    PREAMBLE

         The Acuity Brands, Inc. Senior Management Benefit Plan ("Plan") is designed to be a non-qualified deferred compensation plan covering a select group of management and highly compensated employees of Acuity Brands, Inc. (the "Company") and its Subsidiaries. The benefits under the Plan are unfunded and all amounts payable under the Plan shall be paid from the general assets of the Employer which employs the Participant.

         The effective date of the Plan is November 30, 2001 ("Effective Date"). The Plan was originally established in connection with the spin-off of the Company from National Service Industries, Inc. ("NSI"), which became effective November 30, 2001. Pursuant to an Employee Benefits Agreement, dated as of November 30, 2001, between the Company and NSI, the amounts credited to the Deferred Benefit Accounts of certain employees and former employees of NSI and its subsidiaries who were participants in the National Service Industries, Inc. Senior Management Benefit Plan ("Prior Plan") as of the Effective Date, and who became or remained employees of the Company or its Subsidiaries as of the Effective Date or who were formerly employed by the businesses transferred to the Company by NSI (including those in pay status) shall be transferred to the Plan. As provided for herein, the deferral elections, Benefit Payment Elections and designation of Beneficiaries made under the Prior Plan prior to the Effective Date shall be carried over and apply for purposes of the Plan after the Effective Date (subject to any change of election rights under the Plan).

                           ARTICLE I. -- DEFINITIONS

                  The following words and phrases as set forth in this Senior Management Benefit Plan shall have the meaning and application set forth below:

         1.1 Anniversary Date. The calendar day that corresponds, each year, to a Participant's Benefit Determination Date.

         1.2      Beneficiary. A person or entity designated in accordance with
Article VI of this Plan to receive benefits upon the death of a Participant.

         1.3 Benefit Determination Date. The last day of the month immediately preceding a Participant's Retirement (Early, Normal or Later), death, termination of employment, determination of Total Disability or the Retirement Benefit Commencement Date specified by the Participant in Section IV(B)(iii) of Schedule A, whichever is applicable.

         1.4 Company. Acuity Brands, Inc., a Delaware corporation, or any successor corporation.

         1.5 Compensation. The total of the base salary and bonus actually paid or accrued by an Employer during a Plan Year to or for the benefit of a Participant for services rendered, excluding any car allowance paid or payable to such Participant, before reduction for compensation deferred pursuant to this Plan, or any other plan maintained by an Employer.

         1.6 Compensation Deferral Election. The election made by a Participant to defer Compensation pursuant to the provisions of Paragraph 3.1, hereof. An Election Form, Schedule A, attached hereto, is filed with the Plan Administrator, for such Compensation Deferral Election.

         1.7 Deferred Benefit Account. The accounts maintained on the books of account of Employer for each Participant with respect to such Participant's Compensation Deferral Election pursuant to Article IV. The Participant's initial Deferred Benefit Account under the Plan shall reflect the transfer of the amount credited to his Deferred Benefit Account under the Prior Plan. Separate Deferred Benefit Accounts shall be maintained for each Participant. A Participant's Deferred Benefit Account shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant pursuant to this Plan. A Participant's Deferred Benefit Account shall not constitute or be treated as a trust fund of any kind or a claim on any specific assets of the Company or its Subsidiaries.

         1.8      Determination Date. The last day of each Plan Year.

         1.9      Effective Date. The effective date of the Plan, November 30,
2001.

         1.10 Employer. For purposes of this Plan, Employer means the Company, or a Subsidiary or related employer that is permitted to adopt the Plan. To the extent required by certain provisions (e.g., Compensation and service), references to the Employer shall include the Employer of the Participant. Adopting Employers are listed on Appendix 1.

         1.11 Moody's Interest Rate. An interest rate equal to the Moody's Seasoned Corporate Bond Yield index, as published monthly by Moody's Investor's Service, Inc., or a successor thereto, or if such monthly index is no longer published, a substantially similar average as established by the Plan Administrator.

         1.12 Normal Retirement Date. The date on which a Participant reaches sixty-five (65) years of age.

         1.13 Participant. An employee of an Employer who is eligible to participate in the Plan according to standards adopted by the Board of Directors of the Company and who elects to participate in this Plan.

         1.14 Plan. The term "Plan" shall mean the Acuity Brands, Inc. Senior Management Benefit Plan as set forth herein and as it may be hereafter amended.

         1.15 Plan Administrator. A Committee, the members of which shall be appointed by the Board of Directors of the Company, which shall administer the Plan. In the absence of the appointment of a Committee, the Company shall serve as the Plan Administrator.

         1.16 Plan Year. The Plan Year for this Plan begins on the first day of September and ends on the following August 31. The initial Plan Year shall commence on the Effective Date and end on August 31, 2002.

         1.17 Prior Plan. The National Service Industries, Inc. Senior Management Benefit Plan, in which the Participants in this Plan previously participated.

         1.18 Subsidiary. Any corporation is an unbroken chain of corporations beginning with the Company, if each corporation other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The term shall also include a partnership or LLC in which the Company or a Subsidiary own a 50% or more of the profits interest or capital interest.

         1.19 Total Disability (or Totally Disabled). A physical or mental condition which is expected to be totally and permanently disabling, as more fully described in Article VIII.

                  ARTICLE II. -- ELIGIBILITY AND PARTICIPATION

                  2.1 Conditions of Eligibility. Eligibility to become a Participant in this Plan will be determined by Plan Administrator according to standards adopted by the Board of Directors of the Company. Such determination shall be conclusive and binding upon all persons.

                  2.2 Application for Participation. The Plan Administrator shall notify each employee of his eligibility to participate in this Plan. Eligible employees were, on or before August 31, 1985, eligible to elect to participate and begin participation in the Prior Plan by completing all enrollment procedures and satisfying all enrollment requirements established by the Plan Administrator. Such election to participate was effective upon receipt and acceptance by the Plan Administrator of such employee's election to participate.

                  2.3 Additional Compensation. In addition to any compensation paid to, or benefits provided to a Participant by an Employer, the Participant shall receive the deferred benefits and other benefits provided for herein upon qualifying for such benefits. Except as otherwise provided herein, nothing in this Plan shall be construed as limiting, varying or reducing any provision or benefit to an employee, employee's estate or Beneficiaries pursuant to any employment agreement, any retirement plan, including any qualified pension or profit-sharing plan, any health, disability or life insurance policies or any other agreement between an Employer and an employee.

                     ARTICLE III. -- COMPENSATION DEFERRAL

                  3.1 Deferral of Compensation. The following provisions shall be applicable to Participant elections to defer Compensation pursuant to this Plan.

                  (a) Election. The Employer has previously deferred from the Compensation otherwise payable to the Participant, by the Employer, as a result of such Participant's employment with Employer, the amounts the Participant elected to defer on Schedule A, Election to Participate and Defer Compensation and Benefit Payment Election, for the number of years specified in Schedule A, in accordance with the Prior Plan. The Compensation Deferral Election shall apply solely to Compensation earned by Participant with respect to periods subsequent to the date of such election. Such Compensation deferral was not effective until the Participant completed all enrollment procedures and satisfied all enrollment requirements established by Plan Administrator.

                  (b) Amount of Deferral. A Participant who elected to defer Compensation pursuant to the Prior Plan could have elected to defer from such Participant's Compensation, earned after the date of such election, commencing with the Plan Year beginning September 1, 1985, up to 25% of such Participant's annual salary, determined as of August 31, 1985, and 25% of Participant's Bonus earned for Employer's fiscal year then ended, but not less than $2,500.00, per Plan Year, in equal annual deferrals, for four (4) consecutive Plan Years and/or eight (8) consecutive Plan Years. If a Participant made both a four (4) year and an eight (8) year Compensation Deferral Election, each such election was treated separately for all calculations, elections, and benefit payment schedules and separate Deferred Benefit Accounts have been established and maintained for each such election.

                  (c) Deferral Limitation. If an employee became a Participant after attaining the age of fifty-seven (57) years, such Participant's Compensation Deferral Election shall be for a period of four (4) consecutive Plan Years. Furthermore, such Participant's Compensation Deferral Election period must end on or before the date such Participant retires from full-time employment with the Employer, but not later than age sixty-five (65).

                  (d) Rollover Contribution. Any Participant herein, who was also a Participant in any deferred compensation plan sponsored by the Employer, could have elected, on or before August 31, 1985, to transfer, as of October 1, 1985, all or any portion of such Participant's Primary Account in such deferred compensation plan into the Prior Plan ("Rollover Contribution"). For this purpose, the value of such Participant's Primary Account in such deferred compensation plan was determined as of the close of business on October 1, 1985, pursuant to such deferred compensation plan. Such Rollover Contribution shall be treated as being deferred from Participant's Compensation for purposes of this Plan. In no event was a Participant be permitted to make more than one Rollover Contribution.

                  3.2 Accounts. The amount of Compensation deferred pursuant to the Compensation Deferral Election, as well as any Rollover Contribution, was credited to the Participant's Deferred Benefit Account in the Prior Plan, established with respect to such Election, as of the date deferred from the Participant's Compensation; provided, however, that a Participant's Rollover Contribution was credited to the Participant's Deferred Benefit Account as of October 1, 1985. The amount credited to a Participant's Deferred Benefit Account shall equal the amount deferred or rolled over reduced by the amount, if any, the Employer was required to withhold from such deferred compensation pursuant to any Federal, state or local law.

                    ARTICLE IV. -- DEFERRED BENEFIT ACCOUNT

                  4.1 Determination of Account. The Company shall establish a Deferred Benefit Account for each Participant under the Plan. The initial amount credited to the

Participant's Deferred Benefit Account under the Plan shall be the amount credited to the Participant's Deferred Benefit Account in the Prior Plan as of the Effective Date. The Participant's Deferred Benefit Account shall thereafter be credited with an amount of interest on such Deferred Benefit Account since the preceding Determination Date in accordance with Paragraph 4.3.

                  4.2 Statement of Accounts. The Plan Administrator shall submit to each Participant, within 120 days after the close of each Plan Year, a statement in such form as Plan Administrator deems desirable, setting forth the balance to the credit of such Participant in each Deferred Benefit Account maintained for such Participant as of the last day of the preceding Plan Year.

                  4.3 Calculation of Interest. The Deferred Benefit Accounts of Participants shall be credited annually on the Determination Date with interest earnings (the "Interest Earnings Adjustment"), using as the rate of interest earned an interest rate equal to three (3) percentage points greater than the Moody's Interest Rate, as defined in Paragraph 1.11 (such interest rate is hereinafter referred to as the "Interest Earnings Rate"). For amounts in the Participant's Deferred Benefit Account at any Determination Date, the Interest Earnings Adjustment shall be calculated, retrospectively, using a simple interest calculation based on a twelve month average of the Interest Earnings Rates between such Determination Date and the following Determination Date. For amounts deferred between Determination Dates, the Interest Earnings Adjustment shall be calculated monthly on a simple interest basis from the date such amounts are credited to the Participant's Deferred Benefit Account using the Interest Earnings Rate for each month until the next Determination Date.

                       ARTICLE V. -- RETIREMENT BENEFITS

                  5.1 Normal Retirement Benefit. Upon a Participant reaching Normal Retirement Date, such Participant may retire from full-time employment with the Employer, in which event the Employer will pay to Participant the amount determined pursuant to Paragraph 5.4(a), payable pursuant to the provisions of Paragraph 5.5.

                  5.2 Early Retirement Benefit. A Participant may retire at a date sooner than Normal Retirement Date (as defined in Paragraph 5.1), but in no event sooner than the date Participant attains the age of fifty-five (55) years. Such Participant shall be entitled to receive an Early Retirement Benefit as described in Paragraph 5.4(b), payable pursuant to the provisions of Paragraph 5.5.

                  5.3 Later Retirement Benefit. A Participant who retires after reaching Normal Retirement Date, shall be entitled to receive a Retirement Benefit, as described in Paragraph 5.4(a), payable pursuant to the provisions of Paragraph 5.5.

                  5.4      Determination of Retirement Benefits.

                  (a) In the event a Participant retires from full-time employment with the Employer pursuant to the provisions of Paragraphs
         5.1 or 5.3, a benefit shall be payable to such Participant ("Retirement Benefit") equal to the greater of: (i) the total amount of such Participant's Deferred Benefit Account, determined pursuant to Paragraph 4.1, as of his Benefit Determination Date, including interest at the Interest Earnings Rate, through such Benefit Determination Date; or (ii) the amount determined pursuant to Schedule B attached hereto and made a part hereof; provided, however, that in the event the Participant retires pursuant to Paragraph 5.3, the amounts determined pursuant to

         Schedule B shall be actuarially adjusted such that the Later Retirement Benefit, is actuarially equivalent to the Normal Retirement Benefit described in Schedule B.

                  (b) If a Participant retires from full-time employment with Employer pursuant to the provisions of Paragraph 5.2, an Early Retirement Benefit shall be payable to such Participant equal to the total amount of such Participant's Deferred Benefit Account, determined pursuant to Paragraph 4.1, as of his Benefit Determination Date. For purposes hereof, the Interest Earnings Adjustment, determined pursuant to Paragraph 4.3, with respect to such Participant's Deferred Benefit Account, shall be determined using the Termination Interest Earnings Rate, through such Benefit Determination Date, determined pursuant to Paragraphs 7.1(b) and 7.1(c), in lieu of the Interest Earnings Rate described in Paragraph 4.3, as if such Termination Interest Earnings Rate had been in effect, with respect to such Participant's Deferred Benefit Account, from the commencement of such Participant's participation in the Prior Plan.

                  5.5 Payment of Retirement Benefits. Benefits payable to a Participant upon such Participant's retirement from full-time employment with the Employer pursuant to the provisions of Paragraphs 5.1, 5.2 or 5.3, shall be payable on the Retirement Benefit Commencement Date specified by Participant in such Participant's Benefit Payment Election. The Participant's Benefit Payment Election under the Prior Plan shall remain in effect under this Plan until changed in accordance with the provisions of the Plan. A Participant may no later than twenty-four (24) months prior to such Participant's retirement, and with the approval of the Plan Administrator, change the date on which payment of such Participant's Retirement Benefits shall commence and the method of payment of such Retirement Benefits, by executing a new Benefit Payment Election, provided, that (i) if a Participant satisfies the requirements of Paragraph 5.2 for Early Retirement but incurs an interest earnings rate reduction under Paragraph 5.4(b), he may make an election change up to six (6) months prior to retirement, so long as such election is made in the tax year prior to retirement, (ii) the 24-month election period shall not apply to election changes relating to death benefits, and (iii) the Plan Administrator may, in its sole discretion, permit a shorter election period to allow a Participant to accelerate the time and/or manner of payment in the event of a Participant's unforeseen and severe financial hardship (as described in Paragraph 7.6 and as determined by the Plan Administrator). In the event a Participant fails to execute a Benefit Payment Election, such Participant's Retirement Benefits shall be payable pursuant to the method determined by the Plan Administrator, in its sole discretion, commencing on the first day of the second calendar month following the date of such Participant's retirement. Such Participant's Retirement Benefit shall be payable pursuant to one of the following methods, as requested by such Participant, in such Participant's Benefit Payment Election:

                  (a) A monthly, quarterly, or annual installment payable over a fifteen (15) year period, commencing on the Retirement Benefit Commencement Date specified by Participant in such Participant's Benefit Payment Election. The amount payable for the first year hereunder shall be an amount that will fully amortize the balance in Participant's Deferred Benefit Account, as of the Participant's Benefit Determination Date, over the fifteen (15) year period, based on assumed interest earnings using the Interest Earnings Rate or Termination Interest Earnings Rate, if applicable, as of said Benefit Determination Date. Thereafter, annually, on the Anniversary Date, the amount payable for the following year shall be adjusted to an amount that will fully amortize the remaining balance in Participant's Deferred Benefit Account, on said date, over the remaining years in the fifteen (15) year installment period, based on the Interest Earnings Rate or Termination Interest Earnings Rate, if applicable, as of said date. The balance in a Participant's Deferred Benefit Account, at any time after his Retirement, will be the unamortized balance thereof taking into account payments to date, or

                  (b) A lump sum distribution of such Participant's Retirement Benefit, determined pursuant to Paragraph 5.4, payable on the Retirement Benefit Commencement Date specified by the Participant in such Participant's Benefit Payment Election.

                         ARTICLE VI. -- DEATH BENEFITS

                  6.1 Participant's Death Prior to Retirement. In the event that a Participant dies prior to retirement from full-time employment with the Employer, the Employer shall pay to the Beneficiary or Beneficiaries designated in writing by such Participant in Schedule A (or to Participant's Estate if Participant fails to so designate a Beneficiary or Beneficiaries), in lieu of the amounts provided for in Paragraph 5.4, the amounts determined pursuant to Paragraph 6.3. The designation of Beneficiary election on Schedule A under the Prior Plan shall remain in effect under the Plan until changed in accordance with the provision of the Plan. Such amounts shall be payable to said Beneficiary or Beneficiaries (or the Participant's Estate, as the case may be) pursuant to either of the following methods as requested by such Beneficiary or Beneficiaries (or if payable to the Estate, the legal representative) as follows:

                  (a) A monthly, quarterly, or annual installment payable over a fifteen (15) year period, commencing on the first day of the second calendar month following the date of death of the Participant. The amount payable for the first year hereunder shall be an amount that will fully amortize the balance in the Participant's Deferred Benefit

         Account, as of the Participant's Benefit Determination Date, over the fifteen (15) year period, based on the Moody's Interest Rate as of such Benefit Determination Date. Thereafter, annually, on the Anniversary Date, the amount payable for the following year shall be adjusted to an amount that will fully amortize the remaining balance in the Participant's Deferred Benefit Account, on said date, over the remaining years in the aforesaid fifteen (15) year installment period, based on the Moody's Interest Rate as of said Anniversary Date. The balance in a Participant's Deferred Benefit Account, at any time after his death, will be the unamortized balance thereof taking into account payments to date, or

                  (b) A lump sum distribution of such Participant's Death Benefit as determined pursuant to Paragraph 6.3, payable to such Beneficiary or Beneficiaries (or if no Beneficiaries are designated, to the Estate) no later than the first day of the second calendar month following such Participant's death.

                  6.2 Participant's Death Following Retirement. If Participant dies following retirement from full-time employment with the Employer under Paragraphs 5.1, 5.2 or 5.3, but prior to the payment of all amounts payable to Participant pursuant to Article V, Employer shall pay to the Beneficiary or Beneficiaries designated in writing by Participant in Schedule A, (or to Participant's Estate if Participant fails to so designate a Beneficiary or Beneficiaries) the amounts which would otherwise be payable to Participant, pursuant to Article V, except for Participant's death. The amounts payable to such Beneficiary or Beneficiaries as the result of Participant's death shall be payable pursuant to the method of payment of such death benefits specified by Participant in such Participant's Benefit Payment Election. Participant shall select such payment methods as follows:

                  (a) Continuation of Participant's Retirement Benefit, payable over its remaining term thereof, as if such Participant had not died (with interest determined in accordance with Section 5.5(a)); or

                  (b) A lump sum distribution of such amount, determined pursuant to Paragraph 5.4, payable to such Beneficiary or Beneficiaries (or if no Beneficiaries are designated, to the Estate) no later than the first day of the second calendar month following such Participant's death.

                  6.3      Determination of Death Benefit.

                  (a) The amount of the benefit ("Death Benefit") with respect to a Participant shall be equal to the total amount of such Participant's Deferred Benefit Account, including interest at the Interest Earnings Rate through such Benefit Determination Date, determined pursuant to Paragraph 4.1, if death occurs before retirement, and pursuant to Paragraph 5.5(a), if death occurs after retirement.

                  (b) Notwithstanding the foregoing, if Participant dies prior to retirement from full-time employment with the Employer the amount of the Death Benefit with respect to such Participant shall be the greater of: (i) the amount of the Death Benefit determined pursuant to Paragraph 6.3(a), or (ii) the amount determined pursuant to Schedule C, attached hereto and made a part hereof.

                  6.4 Death of Beneficiary. In the event of the death of a Beneficiary who is receiving a Death Benefit in installments pursuant to Paragraph 6.1(a) or 6.2(a), such remaining benefit to which such Beneficiary was entitled at the time of such Beneficiary's death shall continue to be payable to the beneficiary or beneficiaries, designated in writing by such

Beneficiary, on a form to be submitted by such Beneficiary to Plan Administrator (or to the Beneficiary's Estate if Beneficiary fails to so designate a beneficiary or beneficiaries).

                      ARTICLE VII. -- TERMINATION BENEFITS

                  7.1      Termination of Employment.

                  (a) If, prior to a Change in Control, a Participant's employment with the Employer is terminated for any reason prior to Normal Retirement Date (excluding death or Total Disability), the Participant's participation in this Plan shall immediately cease and Employer shall pay to Participant a Termination Benefit, determined pursuant to Paragraphs 7.1(b) and 7.1(c), payable pursuant to the provisions of Paragraph 7.3 (except for Early Retirement benefits). For purposes hereof, prior to a Change in Control, the Plan Administrator shall determine what constitutes a termination of Participant's employment with Employer and the effective date thereof.

                  (b) The amount of the Participant's Termination Benefit shall be equal to the total amount of such Participant's Deferred Benefit Account, determined pursuant to Paragraph 4.1, as of the date of Participant's termination, except that the Interest Earnings Adjustment, determined pursuant to Paragraph 4.3, with respect to such Deferred Benefit Account shall be determined using an interest earnings rate, as determined herein ("Termination Interest Earnings Rate"), in lieu of the Interest Earnings Rate described in Paragraph 4.3, as if the Termination Interest Earnings Rate had been in effect, with respect to such Participant's Deferred Benefit Account, from the commencement of Participant's participation in the Prior Plan through such Benefit Determination Date.

                  (c) The Termination Interest Earnings Rate to be applied pursuant to Paragraph 7.1(b), shall be a composite rate of interest based on the following table:

                                                                 Percentage of
                                                            Deferred Benefit Account
                                                               Earning  Interest
                               Percentage of                     Earnings Rate
Full Years Of Active      Deferred Benefit Account           (Moody's Rate Plus 3%,
 Plan Participation      Earning Prime Rate less 3%              Paragraph 4.3)
-------------------      --------------------------         ------------------------
    0 through 5                     100%                              0%
         6                           80%                              20%
         7                           60%                              40%
         8                           40%                              60%
         9                           20%                              80%
    10 and over                       0%                             100%

         For purposes hereof, (i) the Prime Rate for the month shall mean the rate of interest publicly announced by Wachovia Bank, N.A. (or any successor thereto) as its prime rate on the first business day of such calendar month, and
(ii) Years of Active Plan Participation shall include a Participant's years of participation in the Prior Plan.

                  7.2 Termination For Misconduct. Notwithstanding any other provisions herein to the contrary and except as provided in Article XII hereof, if a Participant's employment with the Employer is terminated, prior to actual retirement, for any reason related to such Participant's conviction of a felony, fraud or theft relating to the Participant's performance of services for the Employer, such Participant's participation in this Plan shall be terminated and Participant shall be entitled to none of the Retirement, death, termination or Total Disability benefits or any other benefits provided for in the Plan; provided, however, that Participant or Participant's Beneficiary or Beneficiaries (or Estate, as the case may be) shall be paid the total balance of all amounts of such Participant's deferral of Compensation and Rollover Contributions made pursuant to Paragraph 3.1 under the Prior Plan, without interest. Such amounts shall be payable pursuant to the provisions of Paragraph 7.3.

                  7.3 Payment of Termination Benefits. Benefits payable to a Participant as a result of such Participant's termination of employment with Employer, pursuant to the provisions of Paragraph 7.1 or 7.2, except for Early Retirement Benefits pursuant to Paragraph 5.2 which shall be payable pursuant to the provisions of Paragraph 5.5, shall be payable, pursuant to one of the following methods of payment, as determined by Plan Administrator in its sole discretion:

                  (a) An annual payment of one-fifth (l/5th) of such Termination Benefit amount for a period of five (5) years commencing on the first day of the second calendar month following Participant's termination of employment with Employer. Each payment after the first shall include interest earned on the unpaid balance determined using the Termination Interest Earnings Rate in effect on the Benefit Determination Date and the Anniversary Date thereafter, as specified in Paragraph 7.1(c), and applied prospectively. or

                  (b) A lump sum distribution of such Participant's Termination Benefit, as determined pursuant to Paragraph 7.1 or 7.2, payable within ninety (90) days of such Participant's termination of employment with the Employer.

                  7.4 Death of Participant After Termination. If a Participant shall die prior to the final payment of his Termination Benefit under this Article VII, such amount, determined pursuant to this Article VII, shall be paid to the Beneficiary or Beneficiaries designated in writing by Participant in Schedule A (or to Participant's Estate if Participant fails to so designate a Beneficiary or Beneficiaries) either as a continuation of such Termination Benefit or a lump sum distribution as described in Paragraph 7.3.

                  7.5 Termination After Early Retirement Date. Except as otherwise provided in Paragraph 7.2, if Participant's employment with Employer is terminated for any reason

(excluding Normal or Later Retirement, Total Disability or death) after a Participant's Early Retirement Date, Participant shall be deemed to have retired from employment pursuant to the provisions of Paragraph 5.2.

                  7.6 Hardship. A Participant (whether or not actively employed) who is suffering an unforeseen and severe financial hardship as a result of (i) an illness or accident of the Participant or his immediate family,
(ii) loss of Participant's property due to casualty, or (iii) for such other reasons as the Plan Administrator may establish, may file a written request with the Plan Administrator for distribution of all or a portion of the amount credited to his Deferred Benefit Account. The Plan Administrator shall have the sole discretion to determine whether to grant a Participant's hardship request and the amount to distribute to the Participant. The Plan Administrator shall have authority in connection with such hardship request to accelerate the date and method of payment of the Participant's Deferred Benefit Account.

                          ARTICLE VIII. -- DISABILITY

                  8.1 Disability. If a Participant, prior to retirement or termination of employment with Employer, becomes Totally Disabled, such Participant's participation in this Plan shall cease and Employer shall pay to such Participant a Disability Benefit, in lieu of any other Benefit provided for herein, equal to the total amount of such Participant's Deferred Benefit Account, determined pursuant to Paragraph 4.1, as of the Benefit Determination Date when such Participant is determined to be Totally Disabled, including interest at the Interest Earnings Rate through such Benefit Determination Date. Total Disability shall mean a physical or mental condition which is expected to be totally and permanently disabling, as determined by the Plan Administrator.

                  8.2 Payment of Disability Benefits. Disability Benefits payable to a Participant as a result of such Participant's Total Disability, pursuant to Paragraph 8.1, shall be payable pursuant to any of the following methods of payment, as determined by Plan Administrator, upon consultation with Participant (or his legal representative):

                  (a) In either five (5) or fifteen (15) annual installments, payable monthly, quarterly or annually, including interest, determined using the Interest Earnings Rate, described in Paragraph 4.3, computed as provided for in Paragraph 5.5(a), commencing on the first day of the second calendar month following the date the Participant is determined to be Totally Disabled; or

                  (b) A lump sum distribution of such Participant's Disability Benefit, as determined pursuant to Paragraph 8.1, payable to such Participant no later than the first day of the second calendar month after the date such Participant is determined to be Totally Disabled.

                  8.3 Death of Participant After Total Disability. If a Participant shall die prior to the final payment of the Disability Benefit under this Article VIII, such unpaid amounts, determined pursuant to this Article VIII, shall be paid to such Participant's Beneficiary or Beneficiaries (or to Participant's Estate if Participant fails to designate a Beneficiary), either as a continuation of such Disability Benefit or as a lump sum distribution of the remaining benefit as described in Paragraph 8.2(b). Such death benefit shall be in lieu of any other death benefit payable hereunder.

                       ARTICLE IX. -- PLAN ADMINISTRATION

                  9.1 Plan Administrator. This Plan and all matters related hereto, shall be administered by the Plan Administrator. The Plan Administrator shall have the exclusive discretionary authority to construe and to interpret the Plan, to decide all questions of eligibility for benefits and to determine the amount of such benefits, and its decisions on such matters shall be final and conclusive on all parties. Plan Administrator may engage the services of independent actuaries, counsel, administrative personnel, and other persons to assist it in the performance of its duties.

                  9.2 Claim. Any person claiming a benefit, requesting an interpretation or ruling under this Plan, or requesting information under the Plan shall present the request, in writing, to Plan Administrator which shall respond in writing as soon as practicable.

                  9.3 Denial of Claim. If the claim or request is denied, the written notice of denial shall state:

                  (a) The reason for denial, with specific reference to the Plan provisions on which the denial is based.

                  (b) A description of any additional material or information required and an explanation of why it is necessary.

                  (c)      An explanation of the Plan's claim review procedure.

                  9.4 Review of Claim. Any person whose claim or request is denied or who has not received a response within 90 days may (within 60 days after such denial, or end of the 90 day period, whichever is earlier) request a review by notice given in writing to Plan Administrator. A request to review Plan Administrator's denial of a claim or request, must state the specific reasons, including any Plan provisions, upon which such request for review is based. The claim or request shall be reviewed by Plan Administrator who may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

                  9.5 Final Decision. The decision on review shall normally be made within 60 days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be 120 days. The decision shall be in writing and shall state the reason and the relevant plan provisions. All decisions on review shall be final and bind all parties concerned.

                       ARTICLE X. -- PARTICIPANT'S RIGHTS

                  10.1 Ineligibility to Participate in Deferred Compensation Plan. Prior to a Change in Control, in the event Plan Administrator determines that a Participant is ineligible or becomes ineligible to participate or to continue to participate in this Plan, Employer may terminate Participant's participation in this Plan, upon ten (10) days notice to Participant and Participant shall be entitled to Termination Benefits pursuant to Paragraph 7.1, hereof.

                  10.2 Benefits Unfunded. The benefits provided by this Plan shall be unfunded. All amounts payable under this Plan to a Participant shall be paid from the general assets of the Employer which principally employs the Participant (the "Obligated Employer"), and nothing contained in this Plan shall require the Obligated Employer to set aside or hold in trust any amounts or assets for the purpose of paying benefits to Participants. This Plan shall create only a contractual obligation on the part of the Obligated Employer and Participants shall have the status of general unsecured creditors of the Obligated Employer under the Plan with respect to amounts of Compensation they defer or any other obligation of the Obligated Employer to pay benefits pursuant hereto. Any funds of the Obligated Employer available to pay benefits pursuant to the Plan shall be subject to the claims of general creditors of the Obligated Employer, and may be used for any purpose by the Obligated Employer. Any insurance policy or other asset acquired or held by the Obligated Employer shall not be deemed to be held under any trust for the benefit of Participant or to be security for the performance of the Obligated Employer's obligations pursuant hereto.

                  Notwithstanding the preceding paragraph, the Obligated Employer may at any time transfer assets to a trust for purposes of paying all or any part of its obligations under this Plan. However, to the extent provided in the trust only, such transferred amounts shall remain subject to the claims of general creditors of the Obligated Employer. To the extent that assets are held in a trust when a Participant's benefits under the Plan become payable, the Plan Administrator shall direct the trustee to pay such benefits to the Participant from the assets of the trust. 10.3 Spendthrift Provision. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, except for a Qualified Domestic Relations Order, pursuant to Section 414(p) of the Internal Revenue Code, as amended, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

                  10.4 Plan Not An Employment Agreement. This Plan shall not be deemed to constitute an employment agreement between the parties hereto nor shall any provision, hereof, restrict the right of an Employer to discharge a Participant as an employee of the Employer or restrict Participant's right to terminate his employment.

                  10.5 Protective Provisions. Participant will cooperate with Employer by furnishing any and all information requested by Employer in order to facilitate the payment of benefits hereunder, taking such physical examinations as Employer may deem necessary and taking such other action as may be requested by Employer. If Participant refuses so to cooperate, is uninsurable or is insurable at other than standard rates, Participant shall be ineligible to participate in this Plan. If Participant makes any material misstatement of information or nondisclosure of medical history, then Participant shall not be considered as having been a Participant in the Plan and Participant or his Beneficiary shall thereupon be paid by Employer the total amount of such Participant's Compensation actually deferred, without interest.

                  10.6 Offset. If prior to a Change in Control, benefit payments are to be made hereunder and the Participant or a Beneficiary in pay status are indebted to Employer, then the payments remaining to be made to Participant or his Beneficiary, or both may, at the discretion of Employer, be reduced by the amount of such indebtedness.

                  10.7 Guarantee of Performance. In consideration of each Participant's performance of valuable services that inure to the financial benefit of the Company, the Company does hereby agree to pay and perform all of the obligations and responsibilities and to pay any benefits due and owing to the Participant under the Plan if the Obligated Employer (as defined in Section 10.2) designated to perform such obligations and responsibilities or pay such benefits fails or is unable to do so.

                          ARTICLE XI. -- MISCELLANEOUS

                  11.1 Termination of Plan. Prior to a Change in Control, the Company, upon written notice to Participants, shall have the right, at any time, to terminate this Plan. Such termination shall become effective when authorized by the Company and written notice is given to Participants. Upon termination of this Plan, Participant shall receive a Termination Benefit as provided for in Article VII, as if Participant's employment had terminated on the date of termination of this Plan. Except as otherwise provided in Paragraph 11.2, if such a Plan Termination occurs, pursuant to this Paragraph 11.1, each Participant's Termination Interest Earnings Rate, pursuant to Paragraph 7.1, shall equal the Interest Earnings Rate described in Paragraph 4.3. Notwithstanding anything contained in this Plan to the contrary, for a period of two (2) years following a Change in Control, this Plan shall not be terminated or amended in any way to reduce the benefits provided under this Plan (including the continuing crediting of interest), the Interest Earnings Rate or the Termination Interest Earnings Rate, or otherwise adversely affect any Participant's participation in this Plan.

                  11.2 Change of Tax Status. In the event that, as a result of statutory amendments to the Internal Revenue Code of 1986, as amended, there is a significant change (as determined by Plan Administrator) in the Federal Income Tax consequences to the Company, with respect to establishment and maintenance of this Plan, and as a result of such change in tax status and the impact thereof on the Company, the Company terminates this Plan, Participants shall be entitled to receive Termination Benefits as provided for in Article VII, hereof, as if the Participants' employment had terminated on the date of termination of this Plan. Notwithstanding the foregoing, if such a Plan Termination occurs, pursuant to this Paragraph 11.2, more than two years after the effective date of the Prior Plan, each Participant's

Termination Interest Earnings Rate, pursuant to Paragraph 7.1, shall equal the Interest Earnings Rate described in Paragraph 4.3.

                  11.3 Amendments and Modifications. Prior to a Change in Control, the Company may amend or alter this Plan, including amendments or alterations with respect to Participants' benefits, at any time, and from time to time. Amendments shall be effective when authorized by the Company and upon written notice to Participants. In the event that any such amendment or alteration to this Plan is made by the Company which affects Participants' benefits, any affected Participant may, within ninety (90) days after the effective date of such amendment or alteration, elect to terminate participation in the Plan. In the event that a Participant terminates participation in the Plan, pursuant to this Paragraph 11.3, but continues to be an employee of Employer, such Participant shall be entitled to a Termination Benefit determined pursuant to Paragraph 7.1(b), except that for purposes hereof, the Termination Interest Earnings Rate shall equal the Interest Earnings Rate described in Paragraph 4.3. Such benefit shall be payable to Participant pursuant to the provisions of Paragraph 7.3(a) or (b), as determined by Plan Administrator in its sole discretion.

                  11.4 Inurement. This Plan shall be binding upon and shall inure to the benefit of the Company, each Employer and each Participant hereto and their respective heirs, executors, administrators, successors and assigns.

                  11.5 Governing Law. This Plan shall be governed by, and enforced in accordance with the Employee Retirement Income Security Act of 1974, as amended, and to the extent not preempted by federal law, the laws of the State of Georgia.

                       ARTICLE XII. -- CHANGE IN CONTROL

                  12.1 Cause. For purposes of this Plan, a termination for "Cause" is a termination evidenced by a resolution adopted in good faith by two-thirds of the Board of Directors of the Company that the Participant (i) intentionally and continually failed to substantially perform his duties with the Employer (other than a failure resulting from the Participant's incapacity due to physical or mental illness) which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to the Participant specifying the manner in which the Participant has failed to substantially perform, or (ii) intentionally engaged in conduct which is demonstrably and materially injurious to the Employer or the Company, monetarily or otherwise; provided, however that no termination of the Participant's employment shall be for Cause as set forth in clause (ii) above until (x) there shall have been delivered to the Participant a copy of a written notice setting forth that the Participant was guilty of the conduct set forth in clause (ii) and specifying the particulars thereof in detail, and (y) the Participant shall have been provided an opportunity to be heard by the Board of Directors of the Company (with the assistance of the Participant's counsel if the Participant so desires). No act, nor failure to act, on the Participant's part, shall be considered "intentional" unless he has acted or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Employer. Notwithstanding anything contained in this Plan to the contrary, in the case of any Participant who is a party to a Severance Protection Agreement, no failure to perform by the Participant after a Notice of Termination (as defined in the Participant's Severance Protection Agreement) is given by the Participant shall constitute Cause for purposes of this Plan.

                  12.2 Change in Control. For purposes of this Plan, a Change in Control shall mean any of the following events:

                  (a) The acquisition (other than from the Company) by any "Person" (as the term person is used for purposes of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of the combined voting power of the Company's then outstanding voting securities; or

                  (b) The individuals who, as of December 1, 2001, are members of the Board of the Company (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; or

                  (c) A merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than seventy percent (70%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation; or

                  (d) A complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

                  Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to Subparagraph (a), solely because twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its Subsidiaries or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

                  12.3 Termination of Employment. Notwithstanding anything contained in this Plan to the contrary, if a Participant's employment is terminated by the Employer (other than for Cause) or by the Participant for any reason within two (2) years following a Change in Control, the Employer shall, within five (5) days, pay to the Participant a lump sum cash payment of his or her Deferred Benefit Account as of the date of termination of employment plus interest on such Deferred Benefit Account at the Interest Earnings Rate as described in Paragraph 4.3 to the date of payment.

                  12.4 Amendment or Termination. Any amendment or termination of this Plan which a Participant reasonably demonstrates (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with or in anticipation of a Change in Control, and which was not consented to in writing by the Participant shall be null and void, and shall have no effect whatsoever, with respect to the Participant.

                  IN WITNESS WHEREOF, the Plan has been executed by the Company as of the 28th day of November 2001, to be effective on the Effective Date.

                                                ACUITY BRANDS, INC.


                                                By:/s/ James S. Balloun
                                                   ---------------------------
                                                       James S. Balloun
                                                       Chairman, President and
                                                       Chief Executive Officer

                                   Appendix 1
                               Adopting Employers

         Acuity Specialty Products Group, Inc.
         Acuity Lighting Group, Inc.

                                   SCHEDULE A
                               ACUITY BRANDS, INC.
                         SENIOR MANAGEMENT BENEFIT PLAN
                           ELECTION TO PARTICIPATE AND
                 DEFER COMPENSATION AND BENEFIT PAYMENT ELECTION

To the Plan Administrator:

         I hereby elect to participate in ACUITY BRANDS, INC. SENIOR MANAGEMENT BENEFIT PLAN, (the "Plan") pursuant to the terms and conditions of such Plan contained in the Plan document adopted by ACUITY BRANDS, INC., ("Company"), all of which terms and conditions are incorporated herein by reference.

I.    COMPENSATION DEFERRAL ELECTION


I hereby elect to defer $___________ per Plan Year of my Salary and/or $_____________ per Plan Year of my Bonus, but no less than a total of $2,500.00 per Plan Year, earned after the date of this election. I understand that if my Bonus is less than such Bonus Deferral, the difference shall be a Salary Deferral for the next Plan Year.

II.   DEFERRAL TERM

         Salary Deferral. The total amount of such Salary Deferral shall be deferred ratably, over each pay period, for four (4) eight (8) consecutive years, commencing on September 1, 1985. (Check One. If you desire both a four (4) year and an eight (8) year deferral, complete a separate Schedule A for each election).

         Bonus Deferral. The total amount of such Bonus Deferral shall be deferred annually for _________ four (4) eight (8) consecutive years, commencing with the Bonus payable with respect to the Plan Year beginning September 1, 1985. (Check One. If you desire both a four (4) year and an eight (8) year deferral, complete a separate Schedule A for each election).

III.  ROLLOVER CONTRIBUTION

         I hereby elect to make a Rollover Contribution of $______________ or all ____________ (indicate dollar amount or all) from my Primary Account in any of Employer's Deferred Compensation Plans.

IV.   BENEFIT PAYMENT ELECTION


         (A)  RETIREMENT BENEFITS

         I hereby elect to receive my Retirement Benefits as follows:

                  (i) Installment payments payable annually quarterly monthly, for fifteen (15) consecutive years. (Check
                           One).

                  (ii)     Lump Sum Distribution.

         (B)  RETIREMENT BENEFIT COMMENCEMENT DATE

I hereby elect to have my Retirement Benefits commence on the first day of the second calendar month following my:

                  (i)      Normal Retirement Date

                  (ii)     Actual Retirement

                  (iii) _____ (Enter Date between age 65 and age 70 years but on or after actual retirement)

         (C)  DEATH BENEFITS

         I hereby elect to have my post-retirement Death Benefit paid to my Beneficiary or Beneficiaries (or legal representative, as the case may be), as follows:

                                         Continuation of my Retirement Benefit

                                         Lump Sum Distribution

V.    BENEFICIARY DESIGNATION


         I designate the following person(s) as Primary and Contingent Beneficiaries of the Death Benefit under the Plan:

Primary Beneficiary:                    Contingent Beneficiary(s): (if Primary
                                        Beneficiary has not survived)


----------------------------------      ---------------------------------------

----------------------------------      ---------------------------------------

----------------------------------      ---------------------------------------


         I retain the right, at any time, to change such Beneficiary by giving written notice of such change to the Plan Administrative Committee.

Dated:
      --------------------------------------


                                              S.S.N.
                                                   ----------------------------


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